AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1995
                                                       REGISTRATION NO. 33-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           KIMBERLY-CLARK CORPORATION
            (Exact name of Registrant as specified in its charter)

             DELAWARE                                        39-0394230
   (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                      Identification Number)

         P.O. BOX 619100                                     75261-9100
          DALLAS, TEXAS                                       (Zip Code
 (Address of Principal Executive
             Offices)

                 SCOTT PAPER COMPANY SALARIED INVESTMENT PLAN
                  SCOTT PAPER COMPANY HOURLY INVESTMENT PLAN
                           (Full Titles of the Plans)

                               O. GEORGE EVERBACH
                  SENIOR VICE PRESIDENT -- LAW AND GOVERNMENT
                            AFFAIRS P.O. BOX 619100
                            DALLAS, TEXAS 75261-9100
                                 (212) 281-1200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
 Title of Securities    Amount to be          Proposed Maximum      Proposed Maximum      Amount of
 to be Registered(1)    Registered            Offering Price Per    Aggregate Offering    Registration Fee
                                              Share                 Price
 Common Stock, $1.25     8,300,000 shares      $76.5625(2)           $635,468,750(2)         $219,128
 par value
--------------------------------------------------------------------------------------------------------------
 Preferred Stock         8,300,000 rights             (3)                   (3)                   (3)
 Purchase Rights
==============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rule 457(c) thereunder, based on $76.5625, the average of the high and low prices of the Common Stock on December 7, 1995, as reported in the consolidated reporting system.

(3) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by the Registrant or by the Scott Paper Company Salaried Investment Plan (the "Salaried Plan") or the Scott Paper Company Hourly Investment Plan (the "Hourly Plan") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995;

3. The Registrant's Current Reports on Form 8-K reporting events on January 9, May 9, June 13, July 16, September 7 and September 22, 1995;

4. The Registrant's Registration Statement on Form S-4 (Registration No. 33-64063) relating to the merger (the "Merger") of a wholly-owned subsidiary of the Registrant into Scott Paper Company, whereby the latter has become a wholly-owned subsidiary of the Registrant, including the description of the Registrant's Common Stock contained in the Joint Proxy Statement/Prospectus constituting a part of such Registration Statement;

5. The description of the Registrant's Preferred Stock Purchase Rights contained in Registration Statements on Form 8-A and Form 8-A/A filed by the Registrant with the SEC on June 21, 1988 and June 13, 1995, respectively, including any amendments or reports filed for the purpose of updating such description;

6. The Salaried Plan's Annual Report on Form 11-K for the year ended December 31, 1994; and

7. The Hourly Plan's Annual Report on Form 11-K for the year ended December 31, 1994.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all documents filed by the Salaried Plan or the Hourly Plan pursuant to Section 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's By-laws (the "By-Laws") provide, among other things, that the Registrant shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or in the case of an officer or Director of the Registrant is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or in the case of an officer or Director of the Registrant is or was serving as an employee or agent of a partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the Registrant is not required to indemnify any Director or officer of the Registrant in connection with a proceeding (or portion thereof) initiated by such Director or officer against the Registrant or any Directors, officers or employees thereof unless (i) the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Registrant or (ii) notwithstanding the lack of such authorization, the person seeking indemnification is successful on the merits. The By-Laws further provide that the indemnification provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification by the Registrant of Directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a Director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and Directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

Item 7.  Exemptions from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         (a) The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request. Items marked with an asterisk are filed herewith.

4.1 Restated Certificate of Incorporation of the Registrant, dated April 16, 1987, is hereby incorporated by reference to Exhibit No.(4)e to the Registration Statement on Form S-8 of the Registrant filed with the SEC on February 16, 1993 (Registration No. 33-58402).

4.2 By-laws of the Registrant, as amended June 8, 1995, are hereby incorporated by reference to Exhibit No. (3) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

4.3 Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995, between the Registrant and The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form 8-A/A of the Registrant filed with the SEC on June 13, 1995.

4.4* Scott Paper Company Salaried Investment Plan, As Amended Effective January 1, 1995.

4.5* Amendment to the Scott Paper Company Salaried Investment Plan, effective as of the effective time of the Merger.

4.6* Scott Paper Company Hourly Investment Plan, As Amended Effective January 1, 1995.

4.7* Amendment to the Scott Paper Company Hourly Investment Plan, effective as of the effective time of the Merger.

23.1*      Consent of Deloitte & Touche LLP.

23.2*      Consent of Coopers & Lybrand L.L.P.

23.3*      Consent of Price Waterhouse LLP.

24*        Powers of Attorney.

         (b) The Registrant will submit or has submitted the Salaried Plan and the Hourly Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Salaried Plan and the Hourly Plan.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 12, 1995.


                                        KIMBERLY-CLARK CORPORATION

                                        By:

                                        WAYNE R. SANDERS
                                        -------------------------
                                        Wayne R. Sanders
                                        Chairman of the Board and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


WAYNE R. SANDERS          Chairman of the Board    December 12, 1995
----------------------    and Chief Executive
Wayne R. Sanders          Officer and Director
                          (principal executive
                          officer)

JOHN W. DONEHOWER         Senior Vice President    December 12, 1995
----------------------    and Chief Financial
John W. Donehower         Officer (principal
                          financial officer)

RANDY J. VEST             Vice President and       December 12, 1995
----------------------    Controller (principal
Randy J. Vest             accounting officer)


                                   DIRECTORS

        *                                             *

-------------------------                  -------------------------
John F. Bergstrom                          Pastora San Juan Cafferty

        *                                             *

-------------------------                  -------------------------
Paul J. Collins                            William O. Fifield

        *                                             *

-------------------------                  -------------------------
Claudio X. Gonzalez                        James. G. Grosklaus

        *                                             *

-------------------------                  -------------------------
Louis E. Levy                              Frank A. McPherson

        *                                             *

-------------------------                  -------------------------
Linda Johnson Rice                         Wolfgang R. Schmitt

        *

-------------------------
Randall L. Tobias



December 12, 1995

*By: O. GEORGE EVERBACH
     ----------------------------
     O. George Everbach
     Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Salaried Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 12, 1995.


                                        SCOTT PAPER COMPANY
                                        SALARIED INVESTMENT PLAN

                                        By:

                                        BRUCE J. OLSON
                                        ___________________________
                                        Bruce J. Olson
                                        Chairman, Scott Paper
                                        Company Salaried Investment
                                        Plan Committee

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Hourly Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on December 12, 1995.


                                        SCOTT PAPER COMPANY
                                        HOURLY INVESTMENT PLAN

                                        By:

                                        BRUCE J. OLSON
                                        ___________________________
                                        Bruce J. Olson
                                        Chairman, Scott Paper
                                        Company Hourly Investment
                                        Plan Committee

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

4.1 Restated Certificate of Incorporation of the Registrant, dated April 16, 1987, is hereby incorporated by reference to Exhibit No.(4)e to the Registration Statement on Form S-8 of the Registrant filed with the SEC on February 16, 1993 (Registration No. 33-58402).

4.2 By-laws of the Registrant, as amended June 8, 1995, are hereby incorporated by reference to Exhibit No. (3) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

4.3 Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995, between the Registrant and The First National Bank of Boston, as Rights Agent, is hereby incorporated by reference to Exhibit No. 1 to the Registration Statement on Form 8-A/A of the Registrant filed with the SEC on June 13, 1995.

4.4* Scott Paper Company Salaried Investment Plan, As Amended Effective January 1, 1995.

4.5* Amendment to the Scott Paper Company Salaried Investment Plan, effective as of the effective time of the Merger.

4.6* Scott Paper Company Hourly Investment Plan, As Amended Effective January 1, 1995.

4.7* Amendment to the Scott Paper Company Hourly Investment Plan, effective as of the effective time of the Merger.

23.1*    Consent of Deloitte & Touche LLP.

23.2*    Consent of Coopers & Lybrand L.L.P.

23.3*    Consent of Price Waterhouse LLP.

24*      Powers of Attorney.

------------------

         *       Filed herewith

         (b) The Registrant will submit or has submitted the Salaried Plan and the Hourly Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Salaried Plan and the Hourly Plan.